UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34902 (Commission File Number)	38-3814230 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany,  Georgia  31707

(Address of principal executive offices)

(229) 420-0000

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, Heritage Financial Group, Inc. (the “Company”), the holding company for HeritageBank of the South (“HeritageBank” and, together with the Company, “Heritage”), today announced that it has named Brian D. Schmitt as Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.

Prior to joining Heritage, Schmitt, age 53, worked as an independent consultant to financial institutions.  From 2006 to 2013, he served as President and CEO of The PrivateBank and Trust Company's Georgia division (“PrivateBank”), where he oversaw all operations of the $350 million bank division.  Before joining PrivateBank, he was President and CEO of the Piedmont Bank of Georgia from 2001 until the bank was acquired by PrivateBank in 2006.  Other career responsibilities included serving as Senior Vice President of Branch Bank and Trust Company (BB&T), Executive Vice President of Premier Bank, and Vice President of Prime Bank, all based in Atlanta.

Mr. Schmitt will be based at Heritage’s metro Atlanta branch office in Norcross, Georgia, following the closing of Heritage’s previously announced acquisition of that branch from the PrivateBank. That branch acquisition is expected to close in the fourth quarter of 2014, subject to regulatory approval and other customary conditions.

As an inducement for Mr. Schmitt to join Heritage, on October 16, 2014 the Compensation Committee of the Company’s Board of Directors awarded him a grant of 5,000 shares of restricted stock and 12,500 stock options.  Separately, HeritageBank executed an employment agreement with Mr. Schmitt providing for an initial term of two years and an annual salary of $250,000, subject to annual review.  Mr. Schmitt is expected to participate in the Company's bonus program and may receive additional stock options and/or grants in the future as approved by the Compensation Committee of the Board of Directors.  Additionally, Mr. Schmitt will participate in the Company's customary benefit plans and programs.  The foregoing summary of Mr. Schmitt’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.1.

Item 7.01. Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 5.02, which information is incorporated herein by reference. A copy of the press release announcing Brian Schmitt as Heritage’s Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment agreement by and between HeritageBank of the South and Brian Schmitt, Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.
99.1	Copy of press release issued by the Company on October 16, 2014.[1]
[1] Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: October 16, 2014	By: /s/T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement by and between HeritageBank of the South and Brian Schmitt, Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.
99.1	Copy of press release issued by the Company on October 16, 2014.[1]
[1] Furnished, not filed.